UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 12, 2013 (February 11, 2013)

Duff & Phelps Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, 31st Floor, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 871-2000

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Attached as Exhibit 99.1 is a copy of Duff & Phelps Corporation's (the “Company”) press release dated February 11, 2013 announcing the expiration of the “go-shop” period pursuant to the terms of the previously announced merger agreement, dated as of December 30, 2012, between the Company, Duff & Phelps Acquisitions, LLC, the Company's wholly owned subsidiary, and a consortium (the “Consortium”) comprising controlled affiliates of or funds managed by The Carlyle Group, Stone Point Capital LLC, Pictet & Cie and The Edmond de Rothschild Group.

Important Additional Information and Where to Find It
In connection with the proposed transaction, the Company filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on February 6, 2013. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the registrant.  Stockholders of the Company are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about the Company, the Consortium, the proposed transaction and related matters.  STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGERS.  The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may also be obtained for free at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to Duff & Phelps, Attention Corporate Secretary, 55 East 52 Street, Floor 31, New York, NY 10055.

This report is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company.  The Company, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the proposed merger. Information about those executive officers and directors of the Company and their ownership of the Company's shares of Class A and Class B common stock is set forth in the Company's proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 5, 2012, and its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 21, 2012. These documents may be obtained for free at the SEC's website at www.sec.gov, and from the Company by contacting Duff & Phelps, Attention Corporate Secretary, 55 East 52 Street, Floor 31, New York, NY 10055. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction was included in the preliminary proxy statement on Schedule 14A which the Company filed with the SEC and may be updated or supplemented in the definitive proxy statement and other documents that the Company intends to file with the SEC.

Forward-Looking Statements
This report may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of the proposed transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, stockholders unaffiliated with the transaction will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011, which is available on the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press release, dated February 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

/s/ Edward S. Forman
Edward S. Forman
Executive Vice President, General Counsel and Secretary

Dated: February 12, 2013

DUFF & PHELPS CORPORATION
CURRENT REPORT ON FORM 8-K
Report dated February 12, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 11, 2013.